UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2005

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2005, James T. Lynn joined PLATO Learning, Inc. (the "Company") as its Vice President and Chief Technology Officer. At that time, the Company entered into an employment agreement with Mr. Lynn.

The agreement has an initial term through May 5, 2007. Beginning May 5, 2007, and each May 5 thereafter, the agreement will be subject to an automatic one-year extension, unless terminated prior to that date. In the event of a change in control, as defined, the agreement term is automatically extended for two years from the date of the change in control. Mr. Lynn will: (a) receive an annual salary as stated in his agreement, (b) be eligible for annual cash bonus compensation based on bonus amounts and performance criteria determined by our Board of Directors, (c) receive an immediate stock option grant as stated in his agreement, (d) be eligible for future restricted stock and stock option grants in accordance with our stock plans and at the discretion of the Board of Directors, (e) be eligible for other employee benefit plans and programs similar to those available to our other senior executives, excluding our Chief Executive Officer, and (f) be reimbursed for relocation expenses as outlined in his agreement.

Upon termination by Mr. Lynn for good reason or by the Company without cause, as defined, Mr. Lynn will receive: (a) a lump sum severance payment equal to the higher of (x) one times his annual salary or (y) his salary for the duration of the remaining term of the agreement, and (b) continuation of health and other welfare benefits for twelve months following termination. Upon a change in control, as defined, the term of the agreement is automatically extended for two years from the date of the change in control. If Mr. Lynn's employment continues for this two-year period, he will receive a lump sum cash retention bonus equal to one times his annual salary. If, during this two-year period, he terminates employment for good reason or is terminated by the Company without cause, he will receive a lump sum severance payment equal to the higher of (x) one times his annual salary or (y) his salary for the duration of the remaining term of the agreement.

The agreement also provides for a one year non-compete period following termination of employment.

A copy of this agreement is filed as Exhibits 10.51 to, and incorporated by reference in, this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.51 Employment Agreement with James T. Lynn

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

May 11, 2005	By:	Laurence L. Betterley

Name: Laurence L. Betterley
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.51	Employment Agreement with James T. Lynn